EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying annual Report on Form 10-KSB of Stone Mountain Resources, Inc. for the year ending March 31, 2006, I, Peter Dodge, Chief Executive Officer of Stone Mountain Resources, Inc.. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such annual Report of Form 10-KSB for the year ending March 31, 2006, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in such annual Report on Form 10-KSB for the year ended March 31, 2006, fairly represents in all material respects, the financial condition and results of operations of Stone Mountain Resources, Inc.

Date: June 28, 2006

STONE MOUNTAIN RESOURCES, INC.

By: /s/ Peter Dodge
Peter Dodge Chief Executive Officer